CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
   Cygni Systems Corporation
   Winnipeg, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated May 20, 2004 included herein for the period from March 18, 2004 (Inception) through April 30, 2004.

We also consent to the references to us under the heading
"Experts" in such document.


October 1, 2004

/s/Malone & Bailey, PLLC
Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas